Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Barrett Opportunity Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Barrett Opportunity Fund, Inc. for the period ended February 28, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Barrett Opportunity Fund, Inc. for the stated period.

/s/John G. Youngman John G. Youngman President, Barrett Opportunity Fund, Inc.	/s/Owen Gilmore Owen Gilmore Treasurer, Barrett Opportunity Fund, Inc.
Dated: May 5, 2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Barrett Opportunity Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.